FINANCIAL CONTACT: John W. Hohener Executive Vice President and Chief Financial Officer Tel: (949) 380-6100 INVESTORS: Robert C. Adams Vice President of Corporate Development Tel: (949) 380-6100

Microsemi Reports Fiscal Third Quarter 2014 Results

-	Net Sales of $292.3 Million, Up 20.5 Percent from the Third Quarter of 2013

-	Non-GAAP Gross Margin of 56.0 Percent

-	GAAP Gross Margin of 52.5 Percent, Inclusive of Restructuring and Acquisition Related Charges

-	Operating Cash Flow of $54.4 Million

-	Book-to-Bill Ratio Greater than 1:1

ALISO VIEJO, Calif.—July 24, 2014—Microsemi Corporation (Nasdaq: MSCC), a leading provider of semiconductor solutions differentiated by power, security, reliability and performance, today reported unaudited results for its third quarter of fiscal 2014 ended June 29, 2014.

Net sales for Microsemi's third quarter of fiscal 2014 were $292.3 million, up 20.5 percent from the third quarter of 2013. GAAP gross margin was 52.5 percent and GAAP operating margin was 2.2 percent. GAAP net loss for the third quarter of fiscal 2014 was $4.3 million or $0.05 per diluted share. GAAP results reflect the effect of non-cash purchase accounting entries of $2.2 million, as well as restructuring related charges of $7.9 million for inventory and $11.2 million for facilities and equipment.

For the third quarter of fiscal 2014, non-GAAP gross margin was 56.0 percent and non-GAAP operating margin was 22.6 percent. Non-GAAP net income was $54.8 million or $0.58 per diluted share.

"Microsemi reported broad-based revenue growth in the fiscal third quarter, and we see this trend accelerating in the fourth quarter,” said James J. Peterson, chairman and CEO of Microsemi. “Against this backdrop, our focus on cost control and improving leverage metrics to our stated goal is driving profit growth.  We look forward to continued execution of our strategy to the benefit of our shareholders."

Business Outlook

Microsemi currently expects net sales in the fourth quarter of fiscal year 2014 of between $299 million and $305 million and expects non-GAAP diluted earnings per share of between $0.62 and $0.66.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements to reflect subsequent events or circumstances. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

Non-GAAP Financial Measures

For further information regarding Microsemi's non-GAAP financial measures, please refer to “Notes on Non-GAAP Financial Measures” below. GAAP results are reconciled to non-GAAP results in the accompanying financial tables.

During the third quarter of 2014, we recorded $7.9 million in inventory write-offs from restructuring activities, $11.2 million in facility consolidation and equipment charges and restructuring charges of $3.6 million, primarily for severance. These charges are further described in "Notes on Non-GAAP Financial Measures" below.

Information for Third Quarter 2014 Earnings Conference Call and Webcast:

Date:    Thursday, July 24, 2014
Time:    4:45 p.m. EDT (1:45 p.m. PDT)

To access the webcast, log on to www.microsemi.com, go to the Investors section, and then to IR Events and Presentations. To listen to the live webcast, visit this website approximately 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the Microsemi website for 90 days.

To participate in the conference call by telephone, call 877-264-1110 at approximately 4:30 p.m. EDT (1:30 p.m. PDT). International callers can call 706-634-1357. Please provide the following ID number: 69142364.

About Microsemi

Microsemi Corporation (Nasdaq: MSCC) offers a comprehensive portfolio of semiconductor and system solutions for communications, defense & security, aerospace and industrial markets. Products include high-performance and radiation-hardened analog mixed-signal integrated circuits, FPGAs, SoCs and ASICs; power management products; timing and synchronization devices and precise time solutions, setting the world's standard for time; voice processing devices; RF solutions; discrete components; security technologies and scalable anti-tamper products; Power-over-Ethernet ICs and midspans; as well as custom design capabilities and services. Microsemi is headquartered in Aliso Viejo, Calif., and has approximately 3,400 employees globally. Learn more at www.microsemi.com.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning Microsemi's net sales and earnings guidance, our belief that our overall strategy continues to bring benefit to our shareholders, and any other statements or beliefs regarding the company's plans or expectations. These forward-looking statements are based on Microsemi's current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as continued negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; our ability to successfully implement our acquisitions strategy or integrate acquired companies; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention or other related costs or difficulties; intense competition in the semiconductor industry and resultant downward price pressure; Microsemi's reliance on government contracts for a portion of its sales, including impacts of sequestration under the Budget Control Act of 2011, and any past or future government shutdowns; the effect of events such as natural disasters and related disruptions on our operations; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; our dependence on third parties for key functions; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; changes to laws or regulations; unanticipated changes in Microsemi's tax obligations, results of tax examinations or exposure to additional income tax liabilities; risks related to the company's international operations and sales, including availability of transportation services, political instability and currency fluctuations; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi's holdings in securities; inability to develop new technologies and products to satisfy changes in customer demand or the development by the company's competitors of products that decrease the demand for Microsemi's products; unfavorable or declining conditions in end markets; inability of Microsemi's compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of the company's manufacturing yields; potential effects of system outages; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the company's book-to-bill ratio; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi's business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage; difficulties and costs of protecting patents and other proprietary rights; the hiring and retention of qualified personnel in a competitive labor market; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work, assets or inventory from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi's most recent Form 10-K and any subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our next Form 10-Q.

Investor Inquiries: Robert C. Adams, Microsemi Corporation, Aliso Viejo, Calif. (949) 380-6100.

(Financial Tables Follow)

MICROSEMI CORPORATION
Selected GAAP and Non-GAAP Financial Measures
(unaudited, in millions, except for percentages and per share amounts)

	Quarter Ended			Nine Months Ended
	Jun 29, 2014	Mar 30, 2014	Jun 30, 2013	Jun 29, 2014	Jun 30, 2013
Net sales	$292.3	$287.0	$242.6	$834.9	$725.6

Selected GAAP Financial Measures
Gross profit	$153.6	$148.6	$138.3	$440.5	$414.4
Gross margin	52.5%	51.8%	57.0%	52.8%	57.1%
Operating income	$6.3	$7.3	$25.2	$20.8	$62.6
Operating margin	2.2%	2.5%	10.4%	2.5%	8.6%
Net income (loss)	$(4.3)	$(6.8)	$18.3	$(9.7)	$29.6
Diluted earnings (loss) per share	$(0.05)	$(0.07)	$0.20	$(0.10)	$0.33

Selected Non-GAAP Financial Measures
Gross profit	$163.7	$158.3	$138.3	$465.1	$414.4
Gross margin	56.0%	55.2%	57.0%	55.7%	57.1%
Operating income	$66.2	$59.3	$54.8	$179.6	$161.4
Operating margin	22.6%	20.7%	22.6%	21.5%	22.2%
Net income	$54.8	$47.7	$44.8	$145.4	$128.6
Diluted earnings per share	$0.58	$0.51	$0.49	$1.54	$1.42

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in the "Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures" and "Notes on Non-GAAP Financial Measures."

MICROSEMI CORPORATION
Schedule Reconciling Selected Non-GAAP Financial Measures
to Comparable GAAP Financial Measures
(unaudited, in millions, except for per share amounts)

	Quarter Ended			Nine Months Ended
	Jun 29, 2014	Mar 30, 2014	Jun 30, 2013	Jun 29, 2014	Jun 30, 2013
GAAP gross profit	$153.6	$148.6	$138.3	$440.5	$414.4
Manufacturing profit in acquired inventory (1)	2.2	9.7	—	16.7	—
Inventory write-offs from restructuring activities (2)	7.9	—	—	7.9	—
Non-GAAP gross profit	$163.7	$158.3	$138.3	$465.1	$414.4

GAAP operating income	$6.3	$7.3	$25.2	$20.8	$62.6
Adjustments to GAAP gross profit	10.1	9.7	—	24.6	—
Restructuring and other special charges (2)	3.6	6.2	1.5	18.1	9.5
Facility consolidation and equipment charges	11.2	—	—	11.2	—
Amortization of intangible assets (3)	23.4	24.3	21.0	69.7	63.9
Stock based compensation (4)	11.3	11.4	7.1	32.8	25.4
Acquisition costs (5)	0.3	0.4	—	2.4	—
Non-GAAP operating income	$66.2	$59.3	$54.8	$179.6	$161.4

GAAP net income (loss)	$(4.3)	$(6.8)	$18.3	$(9.7)	$29.6
Adjustments to GAAP gross profit and operating income	59.9	52.0	29.6	158.8	98.8
Loss from facility closure and asset disposal (2)	—	—	—	—	0.2
Credit facility issuance and refinancing costs (6)	0.2	0.9	0.2	1.3	3.8
(Gain) in debt and derivative instruments (7)	(0.1)	(0.1)	(0.3)	(0.5)	(1.0)
Income tax effect on non-GAAP adjustments (8)	(0.9)	1.7	(3.0)	(4.5)	(2.8)
Non-GAAP net income	$54.8	$47.7	$44.8	$145.4	$128.6

GAAP diluted earnings (loss) per share	$(0.05)	$(0.07)	$0.20	$(0.10)	$0.33
Effect of non-GAAP adjustments on diluted earnings per share	$0.63	$0.58	$0.29	$1.64	$1.09
Non-GAAP diluted earnings per share	$0.58	$0.51	$0.49	$1.54	$1.42

Weighted-average diluted shares used in calculating non-GAAP diluted earnings per share	94.8	94.1	91.7	94.2	90.8

Operating cash flow	$54.4	$30.2	$52.6	$147.1	$112.6
Capital expenditures	(8.0)	(8.7)	(13.6)	(28.9)	(31.1)
Free cash flow	$46.4	$21.5	$39.0	$118.2	$81.5

Additional details reconciling the selected non-GAAP financial measure to the selected GAAP financial measure may be found in "Notes on Non-GAAP Financial Measures."

MICROSEMI CORPORATION
Summary of Schedule Reconciling Selected Non-GAAP Financial Measures
to Comparable GAAP Financial Measures
(unaudited, in millions, except for per share amounts)

	Quarter Ended June 29, 2014
	GAAP	Non-GAAP Adjustments	Non-GAAP
Net sales	$292.3	$—	$292.3
Gross profit	$153.6	$10.1	$163.7
Operating income	$6.3	$59.9	$66.2
Net income (loss)	$(4.3)	$59.1	$54.8
Diluted earnings (loss) per share	$(0.05)	$0.63	$0.58

Additional details reconciling the selected non-GAAP financial measure to the selected GAAP financial measure may be found in the "Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures" and "Notes on Non-GAAP Financial Measures."

MICROSEMI CORPORATION
Consolidated Condensed Statement of Income
(unaudited, in millions, except per share amounts)

	Quarter Ended			Nine Months Ended
	Jun 29, 2014	Mar 30, 2014	Jun 30, 2013	Jun 29, 2014	Jun 30, 2013
Net sales	$292.3	$287.0	$242.6	$834.9	$725.6
Cost of sales	138.7	138.4	104.3	394.4	311.2
Gross profit	$153.6	$148.6	$138.3	$440.5	$414.4

Operating expenses
Selling, general and administrative	$61.0	$62.5	$48.8	$179.1	$152.5
Research and development	48.0	49.3	42.2	141.5	127.3
Amortization of intangible assets	23.4	24.3	21.0	69.7	63.9
Restructuring charges	3.4	4.8	1.1	15.8	8.1
Facility consolidation charges	11.2	—	—	11.2	—
Acquisition costs	0.3	0.4	—	2.4	—
Total operating expenses	$147.3	$141.3	$113.1	$419.7	$351.8

Operating income	$6.3	$7.3	$25.2	$20.8	$62.6

Interest and other (expense), net	(7.1)	(8.8)	(7.0)	(23.8)	(26.7)
Income (loss) before income taxes	$(0.8)	$(1.5)	$18.2	$(3.0)	$35.9
Provision (benefit) for income taxes	3.5	5.3	(0.1)	6.7	6.3
Net income (loss)	$(4.3)	$(6.8)	$18.3	$(9.7)	$29.6

Earnings (loss) per share
Basic	$(0.05)	$(0.07)	$0.20	$(0.10)	$0.33
Diluted	$(0.05)	$(0.07)	$0.20	$(0.10)	$0.33

Weighted-average common shares outstanding
Basic	93.1	92.8	89.8	92.7	89.2
Diluted	93.1	92.8	91.7	92.7	90.8

MICROSEMI CORPORATION
Consolidated Condensed Balance Sheet
(unaudited, in millions)

	Jun 29, 2014	Sep 29, 2013
ASSETS
Current assets
Cash and cash equivalents	$183.3	$256.4
Accounts receivable, net	184.2	162.1
Inventories, net	196.7	162.0
Deferred income taxes	24.1	15.9
Other current assets	38.4	26.2
Total current assets	$626.7	$622.6
Property and equipment, net	144.9	125.2
Goodwill	852.6	790.2
Intangible assets, net	354.3	315.2
Deferred income taxes	30.8	30.2
Other assets	32.6	29.3
TOTAL ASSETS	$2,041.9	$1,912.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$73.9	$69.6
Accrued liabilities	85.9	63.0
Current maturity of long-term liabilities	3.8	0.6
Total current liabilities	$163.6	$133.2
Credit facility	726.0	676.0
Deferred income taxes	37.1	27.0
Other long-term liabilities	48.5	44.4
Stockholders' equity	1,066.7	1,032.1
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,041.9	$1,912.7

Notes on Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), this press release and its attachments include non-GAAP financial measures which are adjusted for the items listed in the footnotes below. Management reports the following non-GAAP financial measures:

•	non-GAAP gross profit and gross margin;

•	non-GAAP operating income and operating margin;

•	non-GAAP net income and diluted earnings per share; and

•	free cash flow.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Management believes it is useful to provide these non-GAAP financial measures and a reconciliation to comparable GAAP financial measures as we believe they enhance an investor's overall understanding of our financial performance and future prospects by being more reflective of our core operational activities and more comparable with our results over various periods. By disclosing non-GAAP financial measures, management intends to provide investors with an alternate measure to evaluate and compare Microsemi's operating results and trends for the periods presented. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. The items reconciling GAAP financial measures to non-GAAP financial measures and additional comments and the usefulness of each item are set forth below:

(1)
Manufacturing profit in acquired inventory results from purchase accounting entries to increase the value of inventory acquired to its fair value. As the acquired inventory is sold, the associated manufacturing profit in acquired inventory increases cost of goods sold and reduces gross profit. Management believes it is useful to exclude manufacturing profit in acquired inventory as it does not reflect continuing operations of acquired entities and to facilitate comparability of gross profit between periods. In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross profit.

(2)
In Microsemi’s effort to streamline our product lines and strategic focus, as well as integrate the Symmetricom products, we have exited or deemphasized several areas. This improved operating expense from various cost reductions. We periodically evaluate the profitability of our various offerings. Should the actual or expected profitability fall below an acceptable threshold, we may decide to stop offering a product, in part to reallocate manufacturing, operations, engineering, sales and support resources to products we expect to generate greater returns. During the third quarter of 2014, our evaluation led us to selectively exit product offerings that we believe will continue to lag our overall profitability goals. This resulted in inventory charges of $7.9 million. We believe that for many of these products, market dynamics dictate that price is the primary differentiator rather than our value-added core competencies of power, reliability, security and performance.

Related to the streamlining of our operations, we also recorded facility consolidation and equipment charges on both leased and owned properties and engineering equipment for development projects we are no longer pursuing. Facilities consisted of manufacturing sites, as well as sales, engineering and administrative space. Charges related to these facilities and equipment totaled $11.2 million during the third quarter of 2014.

Restructuring and other special charges consists primarily of severance and other costs related to the consolidation of operations and strategic discontinuation of products. Other special charges also include gains or losses on litigation, net of settlement costs, primarily related to acquisition-related matters. These amounts totaled $3.6 million for the third quarter of 2014.

As the operations and products referred to above are not expected to have a continuing contribution to operations or they are expected to have a diminishing contribution during the transition phase, management believes excluding such items from Microsemi's operations is useful to investors as it provides a means of evaluating Microsemi's on-going operations. Management believes that utilizing non-GAAP financial measures that exclude these items is useful in providing an alternate measure to evaluate core operating activities and management excludes these items in its evaluation of operations and for strategic decision making, forecasting future results and evaluating current performance.

(3)
Amortization of acquisition related intangible assets is excluded from internal analysis of Microsemi's operations and management does not view this non-cash expense as reflective of the business' current performance. Management believes that utilizing non-GAAP financial measures that exclude this non-cash item is useful in providing an alternate measure that excludes the variability caused by purchase accounting factors.

(4)
Stock based compensation is excluded by management when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance. Management believes that utilizing non-GAAP financial measures that exclude this non-cash item is useful in providing an alternate measure that excludes the variability caused by different methodologies and subjective assumptions used in the valuation of equity awards across different companies.

(5)
Acquisition costs for business combinations are expensed as incurred, in accordance with relevant accounting guidance, rather than capitalized into the purchase price of an acquisition. Management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance. Management believes that utilizing non-GAAP financial measures that exclude this item is useful in providing an alternate measure that excludes the variability caused by purchase accounting factors.

(6)
Debt issuance and refinancing costs have been excluded as they are discrete charges we incurred to issue or refinance our credit facility. Management excludes these expenses from internal measurements of credit facility interest rates and in evaluating current performance. Management believes that utilizing non-GAAP financial measures that exclude this item is useful in providing an alternate measure that is reflective of the ongoing characteristics of the amended credit facility.

(7)
Changes in the fair value of term loan balances outstanding and related interest rate swaps do not result in a change to the principal we owe and are non-cash amounts that management excludes from internal measurements and from forecasting future results. We elected the fair value option in accounting for term loan balances outstanding under Microsemi's credit facility prior to the October 2011 amendment of our credit facility and changes in fair value of the loan balances and related interest rate swaps were reflected as adjustments to the income statement. We did not elect the fair value option on subsequent amendments and are reporting the current term loan balance at par. Subsequent to the first quarter of 2012, only our interest rate swaps were recorded under fair value accounting. We entered into interest rate swaps as a cash flow hedge on our variable rate term loan, but as these swaps did not qualify for hedge accounting, we record gains and losses for the change in fair value. Management excludes these gains and losses from internal measurements and in evaluating current performance. Management believes that utilizing non-GAAP financial measures that exclude this item is useful in providing an alternate measure that excludes these non-cash fair value adjustments that do not reflect ongoing operations or the ultimate settlement amount of our term loan.

(8)
The tax effect of non-GAAP adjustments represents the difference in the provision for income taxes that resulted from non-GAAP adjustments to pretax income and also certain acquisition-related and nondeductible stock-based compensation items, and non-cash valuation allowance charges and releases related to deferred tax assets. These amounts are excluded as non-GAAP adjustments as the restructuring activities and acquisitions are not viewed by management as being reflective of the business' ongoing tax position.

Free cash flow is a non-GAAP financial measure defined as operating cash flow less capital expenditures. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after our capital expenditures, which can then be used for strategic opportunities including, among others, investing in Microsemi’s business, making strategic acquisitions, and strengthening the balance sheet. Management uses free cash flow as a supplemental measure to the net change in cash and cash equivalents as presented in Microsemi’s consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis.

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Source: Microsemi Corporation